EXHIBIT 10.116


                                 PROMISSORY NOTE
$4,865,033.00                                                       May 31, 2003

         FOR  VALUE  RECEIVED,  the  undersigned,  GERARD  GUEZ,  an  individual
("MAKER"), hereby promises to pay to TARRANT APPAREL GROUP, a California corporation ("PAYEE" and, together with the Maker, the "PARTIES"), in lawful money of the United States of America, the principal sum of Four Million Eight Hundred Sixty Five Thousand Thirty Three Dollars ($4,865,033.00). From and after the date hereof, simple interest shall accrue on the unpaid principal balance from time to time outstanding until the principal balance is paid in full, at a rate of 7.75% percent per annum. Interest shall be calculated on the basis of a year of 365 or 366 days, as applicable, and charged for the actual number of days elapsed.

         1.       DUE ON DEMAND.

         The entire unpaid principal balance of this Note, together with accrued interest, shall be immediately due and payable upon receipt by Maker of written demand therefor from Payer, delivered in accordance with the provisions of
Section 3.4 below.

         2.       MANNER OF PAYMENT.

         Principal, interest, and all other amounts due under this Note shall be payable, in U.S. dollars, to Payee at such address as designated from time to time by Payee in writing to Maker or by electronic wire funds transfer of immediately available funds pursuant to written instructions provided to Maker by Payee. All amounts due from Maker to Payee under this Note shall be made without benefit of any setoff, counterclaim or other defense. Maker shall have the right to prepay all or any portion of the outstanding principal amount without premium or penalty. All payments on this Note shall be applied first to the payment of accrued interest before being applied to the payment of principal.

         3.       MISCELLANEOUS.

         3.1 WAIVER. Maker hereby waives presentment, demand, protest, and notice of dishonor and protest.

         3.2 ASSIGNMENT. Maker shall not assign or transfer this Note or any of its rights or obligations under this Note without express prior written consent of Payee, which consent may be withheld by Payee in its sole discretion. The right to receive any payment under this Note may be assigned by Payee without restriction.

         3.3 SUCCESSORS. All of the terms, agreements, covenants, representations, warranties, and conditions of this Note are binding upon, and inure to the benefit of and are enforceable by, the Parties and their respective successors and permitted assigns.

         3.4 NOTICES. All notices, requests, demands, claims, and other communications hereunder shall be in writing. Any notice, request, demand, claim, or other communication


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hereunder  shall be deemed duly given if (and then three business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, or if (and then one business day after) it is sent by prepaid nationally recognized guaranteed overnight delivery or courier service such as Federal Express, and addressed to the intended recipient as set forth below:


                           If to Maker:

                           Gerard Guez
                           c/o Tarrant Apparel Group
                           3151 East Washington Blvd.
                           Los Angeles, CA 90023

                           If to Payee:

                           Tarrant Apparel Group
                           3151 East Washington Blvd.
                           Los Angeles, CA 90023
                           Attn:  Chief Financial Officer


Either Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Either Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other notice in the manner herein set forth.

         3.5      TIME.  Time is of the essence in the performance of this Note.

         3.6 HEADINGS. The article and section headings contained in this Note are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Note.

         3.7 GOVERNING LAW. This Note and the performance of the obligations of the Parties hereunder shall be governed by and construed in accordance with the laws of the State of California, without giving effect to any choice of law principles.

         3.8 AMENDMENTS AND WAIVERS. No amendment, modification, replacement, termination, or cancellation of any provision of this Note shall be valid, unless the same shall be in writing and signed by the each Party. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, may be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising because of any prior or subsequent such occurrence.

         3.9 SEVERABILITY. The provisions of this Note shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof; provided that any provision of this Note that is invalid or unenforceable in any situation or in any jurisdiction shall not affect the enforceability of the remaining terms


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and provisions  hereof or the  enforceability of the offending term or provision in any other situation or in any other jurisdiction.

         3.10 ATTORNEYS' FEES. In the event of default or breach by Maker of any obligations or other provisions set forth in this Note, Maker agrees to pay all costs of collection, including reasonable attorneys' fees, incurred by Payee in connection therewith, whether or not suit is filed.

         3.11 REMEDIES. Except as expressly provided herein, the rights, obligations and remedies created by this Note are cumulative and in addition to any other rights, obligations or remedies otherwise available at law or in equity. Except as expressly provided herein, nothing herein shall be considered an election of remedies.

         IN WITNESS WHEREOF, Maker has executed and delivered this Note as of the date first above written.

                                           MAKER:

                                           GERARD GUEZ


                                           /S/ GERARD GUEZ
                                           -----------------------------


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